UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




            Date of Report (Date of earliest reported) July 30, 2002


                       MidAmerican Energy Holdings Company
             (Exact name of registrant as specified in its charter)


              Iowa                         0-25551               94-2213782
              ----                         -------               ----------
(State or other jurisdiction             (Commission            (IRS Employer
    of incorporation)                    File Number)        Identification No.)


666 Grand Avenue, Des Moines, Iowa                                 50309
----------------------------------                                 -----
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:  (515) 242-4300


                                       N/A
          ------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5.       OTHER EVENTS AND REGULATION FD DISCLOSURE.

         MidAmerican Energy Holdings Company ("MEHC") announced on July 29, 2002 that it has reached a definitive agreement with Dynegy Inc. to acquire 100 percent ownership of Northern Natural Gas Company for $928 million in cash and the assumption of $950 million in debt. The transaction is expected to close in August 2002, subject to Hart-Scott-Rodino review.

         MEHC also announced that its principal investor, Berkshire Hathaway Inc., will contribute $950 million to MEHC in exchange for MEHC's trust preferred securities.


ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 99.1 - Press Release dated July 29, 2002

Exhibit 99.2 - Purchase Agreement between Dynegy Inc., NNGC Holding Company,
                Inc. and MidAmerican Energy Holdings Company, dated as of July 28, 2002

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    MIDAMERICAN ENERGY HOLDINGS COMPANY



                                     /s/  Paul J. Leighton
                                     -----------------------------------------
                                     Paul J. Leighton
                                     Vice President, Assistant General Counsel
                                        and Assistant Secretary


Date:  July 30, 2002

                                                  EXHIBITS INDEX

         Exhibit
         Number            Exhibit

          99.1             Press Release dated July 29, 2002

          99.2 Purchase Agreement between Dynegy Inc., NNGC Holding Company, Inc. and MidAmerican Energy Holdings Company, dated as of July 28, 2002

                                                                   Exhibit 99.1


                 MidAmerican Energy Holdings Company To Acquire
                        Northern Natural Gas from Dynegy

          Des Moines, Iowa - July 29, 2002 - MidAmerican Energy Holdings Company has reached a definitive agreement with Dynegy Inc. (NYSE: DYN) to acquire 100 percent ownership of Northern Natural Gas Company for $928 million in cash and the assumption of $950 million in debt. The sale is expected to close in August 2002, subject to Hart-Scott-Rodino review.
          "We are extremely pleased to be acquiring Northern Natural Gas," said David L. Sokol, MidAmerican chairman and chief executive officer. "It is another step forward in our strategy of making sound investments in the U.S. energy infrastructure."
          With the acquisition of Kern River Gas Transmission Company in March 2002, the Kern River expansion and the completion of the Northern Natural Gas transaction, MidAmerican becomes a leading owner of interstate natural gas pipeline systems in the country.
          "Northern Natural Gas is a well-managed company with excellent assets," said Greg Abel, president of MidAmerican. "They share our focus on customer service and operational excellence."
          Northern Natural Gas is a 16,600-mile interstate pipeline transporting
     4.3 billion cubic feet of natural gas per day from the Permian Basin in Texas to the upper Midwest. The system provides transportation and storage services to approximately 70 utility customers and numerous industrial customers in the upper Midwest.
          Northern Natural Gas also provides cross-haul and grid transportation between other interstate and intrastate pipelines in Permian, Anadarko, Hugoton and Midwest areas. It operates three natural gas storage facilities with a capacity of 59 billion cubic feet and two liquefied natural gas peaking units.

          Lehman Brothers acted as financial advisers to MidAmerican in this transaction.
          MidAmerican Energy Holdings Company is based in Des Moines, Iowa, and is a privately owned global provider of energy services. Through its energy-related business platforms - CalEnergy Generation, Kern River Gas Transmission Company, MidAmerican Energy and Northern and Yorkshire Electric - MidAmerican provides electric and natural gas service to 5 million customers worldwide. Information on MidAmerican is available on the Internet at www.midamerican.com.